Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
As Reported	2014	2013	Change	Weather Adjusted Change	2014	2013	Change	Weather Adjusted Change
Kilowatt-Hour Sales-
Total Sales	46,903	44,808	4.7%		94,705	88,378	7.2%

Total Retail Sales-	39,198	38,392	2.1%	0.9%	78,897	75,467	4.5%	1.1%
Residential	12,001	11,770	2.0%	(0.6)%	26,175	24,117	8.5%	0.3%
Commercial	13,343	13,171	1.3%	—%	25,891	25,272	2.4%	(0.1)%
Industrial	13,629	13,226	3.0%	3.0%	26,378	25,625	2.9%	2.9%
Other	225	225	0.4%	0.4%	453	453	—%	(0.2)%

Total Wholesale Sales	7,705	6,416	20.1%	N/A	15,808	12,911	22.4%	N/A